Exhibit 10.5

Sale and Purchase Agreement

Australian Green Hydrogen Pty Ltd

The Monarch Hydrogen Project

Agreement Date: 17 February 2021

Parties

Apaert Pty Limited (ACN 642 628 895) and Hest Pty Limited (ACN 644 010 337) (together the Vendors);

AND

Hunter Energy Limited ACN 624 824 791 (Buyer)

Background

A.	Australian Green Hydrogen Pty Ltd ACN 647 710 914 (AGH) is the owner of and developer of the "The Monarch Hydrogen Project" (MHP)

B.	MHP is a project to develop and produce hydrogen in Australia and secure first mover advantage in the Australian market.

C.	The projects initial stage is the construction of a 6-6.5 tonne per day modular plant that can scaled as required to meet market needs.

D.
AGH has been in discussions with and has engaged with John Cockerill, leading global engineers specialising in Hydrogen plants for the construction and design of a hydrogen plant with initial plans to be installed at Newcastle Port. MHP has received a quotation for the build and is one of John Cockerill's early stage development projects in Australia.

E.	MHP has also engaged in and worked on a draft MOU with the Port of Newcastle (PON) in relation to the location of the plant. The PON has significant advantages as a location for the plant.

F.	MHP is also in discussions with H2 liquefaction and distribution solutions providers.

G.	The Vendors are the owners of all of the issued shares in AGH which owns all rights to the MHP ("AGH Shares").

H.	The Vendor has agreed to sell and the Buyer has agreed to purchase the AGH Shares for the consideration and on the terms and conditions as set out in this agreement.

It is agreed

1.	Definitions and interpretation

1.1	Definitions

In this agreement:

AGH Shares means a\1 of the issued shares in AGH

Agreement  Date means the date on which all parties have executed this  agreement.

Business Day means:

(a)
if determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent; and

(b)	for any other purpose, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Sydney, NSW.

Buyer Warranties  means the warranties and representations given by the Buyer in   Schedule 1.

Claim means, in relation to a person, any action, a\legation, claim, demand, judgment, liability, proceeding, remedy, right of action or right of set-off made against the person concerned however it arises and whether it:

(c)	is present, unascertained, immediate, future or contingent;

(d)	is based in contract, tort, statute or otherwise; or

(e)	involves a third party or a party to this agreement.

Completion means completion of the sale and purchase of the AGH Shares in accordance with this agreement.

Completion Date means the date on which Completion occurs in accordance with the signing of this Agreement.

Controller  has the meaning given in section 9 of the Corporations  Act.

Corporations  Act means the Corporations  Act 2001 (Cth).

Encumbrance  means any:

(f)	Security Interest or other form of security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention arrangement;

(g)	right, interest or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any right of set-off;

(h)
right that a person (other than the owner) has to remove something from land (including a profit a prendre), easement, public right of way, restrictive or positive covenant, lease or license to use or occupy; or

(i)	third party right or interest or any right arising as a consequence of the enforcement of a judgment,

including an agreement to create any of them or allow any of them to exist.

Enforcement Notice means an investigation, compliance, enforcement or other statutory notice issued by a Government Body.

Environmental Law means a law (including the laws of tort, negligence and nuisance) regulating or otherwise concerning the environment, including contamination, land use, planning, pollution, the storage and handling of hazardous substances or any other aspect of protection of the environment, including the Environmental Protection Act.

External Administrator means an administrator, Controller, trustee, provisional liquidator, liquidator or any other person holding or appointed to an analogous office or acting or purporting to act in an analogous capacity.

Insolvency Event means:

(a)	in relation to any corporation:

(1)	its Liquidation;

(2)	an External Administrator is appointed in respect of the corporation or any of its property;

(3)	the corporation ceases or threatens to cease to carry on its business;

(4)	the corporation being deemed to be, or stating that it is, unable to pay its debts when they fall due;

(5)	any other ground for Liquidation or the appointment of an External Administrator occurs in relation to the corporation;

(6)	the corporation resolves to enter into Liquidation; or

(7)
an application being made which is not dismissed or withdrawn within ten Business Days for an order, resolution being passed or proposed, a meeting being convened or any other action being taken to cause or consider anything described in paragraphs (1) to (6) (inclusive) above;

(b)	in relation to an individual, that person becoming an insolvent under administration as defined in section 9 of the Corporations Act; and

in relation to any person, anything analogous to or having a similar effect to anything described above in this definition under the law of any relevant jurisdiction.

Intellectual Property Rights means all industrial and intellectual property rights (including rights to patents, designs, copyright, trade-marks, trade names and circuit layouts) conferred under Law in any country.

Law means any statute, rule, regulation, proclamation, order in council, ordinance, local law or by-law, whether:

(c)	present or future; or

(d)	State, federal or otherwise.

Liability means any debt, liability or obligation, whether:

(e)	actual, contingent or prospective;

(f)	present or future;

(g)	qualified or unqualified; or

(h)	incurred jointly or severally with any other person.

Liquidation means:

(i)	a winding up or liquidation (whether voluntary or involuntary), provisional liquidation, dissolution, bankruptcy or other analogous proceeding; or

(j)
an arrangement, assignment, composition or moratorium with or for the benefit of creditors or any class or group of creditors (including an administration or arrangement under part 5.3A of the Corporations Act).

Performance Share means a Share in the capital of the Buyer to be issued to the Vendor on the terms and conditions as set out in Schedule 3 to this Agreement

Purchase Price means 30,000,000 Performance Shares

Security Interest means:

(k)	an interest in or right of the Buyer:

(1)	reserved over property (including any retention of title to property or any right to set off or withhold payment of any deposit or other money);

(2)	created or otherwise arising over property under a mortgage, charge, bill of sale (as defined in any relevant statute), lien, pledge, trust or right; or

(3)	by way of security for the payment of a debt or other monetary Obligation or the performance of or compliance with any other Obligation;

(I)	any instrument or transaction which reserves, constitutes or evidences the interests and rights referred to in paragraph (a); and

(m)	any other interest which constitutes a security interest as that term is defined in the PPS Act.

Share means a fully paid ordinary share in the capital of the Buyer.

Vendors Warranties means the warranties and representations given by the Vendors in Schedule 2.

1.2	Interpretation

(a)	Unless the contrary intention appears, a reference in this agreement to:

(1)	this agreement or another document includes any variation or replacement of it despite any change in the identity of the parties;

(2)	one gender includes the others;

(3)	the singular includes the plural and the plural includes the singular;

(4)	a person, partnership, corporation, trust, association, joint venture, unincorporated body, Government Body or other entity includes any other of them;

(5)
an item, recital, clause, subclause, paragraph, schedule or attachment is to an item, recital, clause, subclause, paragraph of, or schedule or attachment to,  this agreement and a reference to this agreement includes any schedule or attachment;

(6)	a party includes the party's executors, administrators, successors, substitutes (including a person who becomes a party by novation) and permitted assigns;

(7)	any statute, ordinance, code or other law includes regulations and other instruments under any of them and consolidations, amendments, re- enactments or replacements of any of them;

(8)	money is to Australian dollars, unless otherwise stated; and

(9)	a time is a reference to the time in Sydney, New South Wales - Australia unless otherwise specified.

(b)	The words include, including, such as, for example and similar expressions are not to be construed as words of limitation.

(c)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(d)	Headings and any table of contents or index are for convenience only and do not affect the interpretation of this agreement.

(e)
A provision of this agreement must not be construed to the disadvantage of a party merely because that party or its advisers were responsible for the preparation of this agreement or the inclusion of the provision in this agreement.

2.	Sale and Purchase

2.1	Sale and Purchase

The Vendors agrees to sell the AGH Shares to the Buyer and the Buyer agrees to buy the AGH Shares from the Vendors, free from Encumbrances, for the Purchase Price and otherwise on the terms of this agreement.

2.2	Vendors’ Obligations

On the Completion Date the Vendors must transfer to the Buyer the AGH Shares and permit the Buyer to take possession of the AGH Shares.

2.3	Buyer's Obligations

On Completion the Buyer must issue to the Vendors divided in equal parts the Performance Shares within 3 days of signing this Agreement.

2.4	Simultaneous actions at Completion

In respect of Completion:

(a)	the Obligations of the Vendors and the Buyer under this agreement are interdependent;

(b)	unless all obligations of the parties are complied with and fully effective, Completion will not occur; and

(c)	all actions required to be performed are taken to have occurred simultaneously on the Completion Date.

2.5	Title, property and risk

Title to and property and risk in the AGH Shares:

(a)	until Completion remain solely with the Vendors; and

(b)	pass to the Buyer with effect on and from Completion.

3.	Post-Completion

3.1	Post-Completion notices

The Vendors must immediately give to the Buyer all notices, correspondence, information or enquiries in relation to the AGH Shares which it receives after Completion.

4.	Vendors Warranties

4.1	Vendors Warranties

(a)	Each of AGH and the Vendors represents and warrants to the Buyer that as at the Agreement Date and the Completion Date each of the Vendors Warranties is true and accurate in all material respects.

(b)	Each of AGH and the Vendors indemnifies the Buyer against all Liabilities arising directly or indirectly from or incurred in connection with any incorrect or misleading Vendor's Warranty.

(c)	Each Vendors Warranty must be construed independently and is not limited or extended by reference to any other Warranty.

4.2	Buyer's actions where breach of Vendors Warranties occurs or is alleged

(a)	If the Buyer becomes aware of any breach or potential breach of any Vendors Warranty the Buyer must notify the Vendors of the breach or potential breach.

(b)	If a payment is made by the Vendors for a breach of any of the Vendors Warranties, the payment is to be treated as a reduction in the Purchase Price.

(c)	If the Buyer has provided notice of a breach of warranty and it cannot be remedied within 30 days then the Buyer shall have the right to terminate this agreement and cancel the Performance shares

4.3	Continuing Warranties

The Vendors Warranties shall not merge on Completion but shall survive Completion.

5.	Buyer Warranties

(a)	The Buyer represents and warrants to the Vendors that as at the Agreement Date and the Completion Date each of the Buyer Warranties is true and accurate in all material respects.

(b)	The Buyer indemnifies the Vendors against all Liabilities arising directly or indirectly from or incurred in connection with any incorrect or misleading Buyer's Warranty.

(c)	Each Buyer Warranty must be construed independently and is not limited or extended by reference to any other Warranty.

6.	GST

6.1	GST exclusive amounts

Unless expressly stated to the contrary, all amounts under this agreement are exclusive of GST.

6.2	Sale of a going concern

The parties agree that the supply pursuant to this agreement of the AGH Shares is not a supply of a going concern for the purposes of sub-division 38 J of the GST Law.

6.3	Recovery of any GST payable on the supply

If a party (Supplier) is obliged under the GST Law to pay an amount of GST for a taxable supply made by the Supplier to another party (Recipient) under this agreement, the Recipient must pay the Supplier an amount equal to the GST payable on the supply by the Supplier, including any penalties or interest.

6.4	Tax invoice

If requested by the Recipient, the Supplier must provide the Recipient with a tax invoice which complies with GST Law on or before any payment of  amounts.

6.5	Adjustment events

If an adjustment event arises for a taxable supply, the amounts required to be paid must be recalculated (Recalculated Amount) and the Recipient must pay the Supplier the Recalculated Amount.

6.6	Reimbursements

Where a party is required to pay for or reimburse an expense or outgoing of another party, the amount required to be paid or reimbursed is the amount of the expense or outgoing less any input tax credits to which the other party, or the representative member of a GST group to which they belong, is entitled.

7.	Confidentiality

7.1	Agreement confidential

Each party agrees to keep the terms and conditions of this agreement and any information provided by any other party (Confidential Information)  confidential.

7.2	Exceptions

A Party may disclose Confidential Information:

(a)	to the extent required by law, applicable stock exchange requirements or to enable the proper performance of a party’s Obligations under this agreement;

(b)	that is generally available in the public domain other than as a result of a breach of this agreement by such party;

(c)
to its (and its Related Bodies Corporates') respective directors, officers, employees, lawyers, auditors, tax advisers and financiers, and the financier's lawyers, on a need to know basis, provided that the Vendors shall use its reasonable endeavours to ensure that the persons to whom this information is disclosed are made aware of the confidential nature of the Confidential Information;

(d)
to a bona fide prospective buyer of shares in, or assets of, the party, and such prospective buyer's directors, officers, employees, professional advisers and  financiers (Representatives), provided that such prospective buyer has executed a confidentiality undertaking in respect of any Confidential Information provided to it and its Representatives; and

(e)
to any other third party (with the prior written consent of the other parties, such consent not to be unreasonably withheld), provided such third party is, prior to disclosure, under an Obligation to keep the information disclosed to it confidential pursuant to a confidentiality undertaking in a form acceptable to the other party acting  reasonably.

7.3	Public announcements

(a)
Except as otherwise required by Law or applicable stock exchange requirements, no party will issue any press release or public statement relating to or concerning this agreement, or the matters contained in this agreement, without obtaining the prior approval of the other party of the content and the manner of presentation and publication of the release or statement, which approval must not be unreasonably withheld, conditioned or delayed.

(b)
No approval for any press release or public statement is required if, and to the extent that, the disclosure is required by Law or applicable stock exchange rules (whether in Australia or overseas), provided that before making any such announcement the party must first use its best endeavours to consult with the other parties about the content and the manner of presentation and publication of the announcement to the extent permitted by the relevant Law or applicable stock exchange rules.

8.	Notices

8.1	Form

Any notice or other communication to or by any party must  be:

(a)	in writing and in the English language;

(b)	be signed by the party or by an authorised officer of the sender.

8.2	Manner

In addition to any other method of service authorised by law, the notice may  be:

(a)	personally served on a party;

(b)	left at the party’s current address for service;

(c)	sent to the party's current address for service by prepaid ordinary mail or if the address is outside Australia by prepaid airmail; or

(d)	sent by electronic mail to the party's electronic mail address.

8.3	Time

If a notice is sent or delivered in the correct manner it must be treated as given to or received by the addressee in the case of:

(a)	delivery in person, when delivered.

(b)	delivery by post:

(1)	in Australia to an Australian address, the fourth Business Day after posting; or

(2)	in any other case, on the tenth Business Day after posting; or

(c)
electronic mail, when the sender's computer reports that the message has been delivered to the electronic mail address of the addressee, but if delivery is made after 5.00pm on a Business Day it must be treated as received on the next Business Day in that place.

8.4	Changes

A party may change its address or numbers for service by notice to each other  party.

9.	Miscellaneous

9.1	Legal costs

Each party must each pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its Obligations under this  agreement.

9.2	Amendment

This agreement may only be varied or replaced by a document executed by the  parties.

9.3	Waiver and exercise of Rights

(a)
A waiver of any provision of this agreement, or consent to any departure from the terms of this agreement, by any party will not be effective unless in writing, and then such waiver or consent will be effective only in the specific instance and for the purpose for which it is given.

(b)
A failure to exercise or delay in exercising any Right, power or privilege under this agreement will not operate as a waiver of that Right, power or privilege or of any other Right, power or privilege under the agreement.

(c)	A single or partial exercise or waiver by a party of a Right relating to this agreement does not prevent any other exercise of that Right or the exercise of any other Right.

(d)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a Right.

9.4	Severability

If a provision of this agreement is illegal, invalid, unenforceable or void in a jurisdiction it is severed for that jurisdiction and the remainder of this agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this agreement or is contrary to public policy.

9.5	Further assurance

Each party must promptly at its own cost do all things (including executing and delivering all documents) necessary or desirable to give full effect to this agreement and the transactions contemplated by it.

9.6	Counterparts

This agreement may be executed in any number of counterparts each of which will be considered an original but all of which will constitute one and the same instrument. A party who has executed a counterpart of this agreement may deliver it to, or exchange it with, another party by emailing a pdf (portable document format) copy of the executed counterpart to that other party.

9.7	Indemnities

The indemnities in this agreement are continuing obligations, independent from the other obligations of the parties under this agreement and continue after this agreement ends. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this agreement.

9.8	Entire understanding

(a)	This agreement contains the entire understanding between the parties as to the subject matter of this agreement and replaces and supersedes the Binding Heads of Agreement.

(b)
All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this agreement are merged in and superseded by this agreement and are of no effect.  No party is liable to any other party in respect of those matters.

(c)	No oral explanation or information provided by any party to another:

(1)	affects the meaning or interpretation of this agreement; or

(2)	constitutes any collateral agreement, warranty or understanding between any of the parties.

9.9	Governing law

This agreement is governed by and construed in accordance with the laws of New South Wales - Australia.

Schedule 1 - Buyer Warranties

1.	Buyer Warranties

The Buyer warrants and represents:

(a)	It is a company duly incorporated and validly existing under the laws of the place of its incorporation.

(b)	It has the legal Right and power to enter into this agreement and to observe and perform its Obligations under this agreement.

(c)
Except as otherwise provided in this agreement, all necessary authorisations, licences, consents, permissions, permits or non-objections for the execution, delivery and performance by it of this agreement in accordance with its terms have been obtained.

(d)	The execution, delivery and performance of this agreement by it has been duly and validly authorised by all necessary corporate action on its part.

(e)	This agreement is valid and binding on it and is enforceable against it in accordance with its terms.

(f)	No Insolvency Event has occurred in respect of the Buyer and there are no facts, matters or circumstances which may result in such any Insolvency Event occurring.

Schedule 2   Vendors Warranties

Each of the Vendors warrants and represents:

1.	Standing

(a)	It is a company duly incorporated and validly existing under the Laws of the place of its incorporation.

(b)	It has the legal Right and power to enter into this agreement and to perform its Obligations under this agreement.

(c)	The execution, delivery and performance of this agreement by it has been duly and validly authorised by all necessary corporate action on its part.

(d)	This agreement is valid and binding on it and is enforceable against it in accordance with its terms.

(e)	The execution and performance of this agreement by it and the other transactions contemplated by this agreement do not violate or conflict with or result in a breach of or constitute a default under:

(1)	any Law or any judgment, ruling, order, authorisation, requirement or decree of any Governmental Body binding on it;

(2)	its constitution or other constituent documents; or

(3)	any other document or agreement which is binding upon it or its assets.

(f)
No meeting has been convened, resolution proposed or order made for the winding up, or the appointment of an administrator, of it, and no mortgagee or chargee has taken, attempted to take or indicated an intention to exercise its rights under any security.

(g)	That as at the date of this Agreement AGH

(1)	is the 100% owner of all assets rights and IP rights of the Monarch Hydrogen Project

(2)	has no liabilities or potential liabilities other than as disclosed to the Buyer in writing.

2.	Title

(a)	In respect of all AGH Shares:

(1)	the AGH Shares are free from Encumbrances other than the Permitted Encumbrances;

(2)	to the best of the Vendors' knowledge, information and belief, it has complied with all Laws relating to the AGH Shares;

(3)	there are no outstanding amounts (including rental or rates) due in relation to AGH Shares;

(4)	no AGH Shares are the subject of a Claim by a trustee in bankruptcy or a liquidator;

(5)
there are no Claims, actions, suits, proceedings or investigations pending or threatened by or against it in respect of the transactions contemplated hereby, at law or in equity or before any Commonwealth, State, municipal or other governmental department, commission, board, agency, instrumentality or authority and further it does not know or have any reason to know of any basis for such Claim, action, suit, proceeding or investigation; and

(6)	there is no unsatisfied judgment, order or writ of execution which affects any of the AGH Shares or its ability to complete its Obligations under this agreement.

3.	Disclosure Material

(a)
As at the Completion Date, the Vendors have disclosed all information in their possession or under their control that could be reasonably expected to be disclosed to enable the Buyer as prudent purchaser to make a decision to enter into this agreement and purchase the AGH Shares.

(b)	The information provided by or on behalf the Vendors regarding the AGH Shares is not misleading in any material respect.

4.	Solvency

(a)	No Insolvency Event has occurred in respect of the Vendors or AGH and there are no facts, matters or circumstances which may result in such any Insolvency Event occurring.

(b)
It is able to pay its debts as and when they fall due and no mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which it is the mortgagor or charger.

(c)
No External Administrator has been appointed, or is threatened or expected to be appointed, over the whole or a substantial part of the AGH Shares and, to the best of the Vendors' knowledge, information and belief there are no circumstances justifying such an appointment.

Schedule 3 -  Performance Shares and Conditions

The Vendors will be issued 30,000,000 Performance Shares by the Buyer which are Shares subject to the terms and conditions set out below:

The Parties agree that the Performance Shares are subject to the following performance  conditions.

1)	Tranche 1: 10,000,000 Performance Shares that are subject to the conditions that:
a)	at least $500,000 be raised by the Buyer to assist in the funding of a study into the commercial and operational aspects of MHP (Feasibility Study);

b)	the Feasibility Study shall be completed within 6 months thereof (or such other reasonable time as agreed between the parties); and
c)	the Feasibility Study delivers a commercially acceptable result.

2)	Tranche 2: 10,000,000 Performance Shares that are subject to the conditions that:

a)	Tranche 1 conditions have been satisfied; and
b)	AGH reaches agreement with Port of Newcastle in relation to securing the relevant location for the MHP or the Vendors secure another alternative location for the MHP acceptable to the Buyer.

3)	Tranche 3: 10,000,000 Performance Shares that are subject to the conditions that:

a)	Tranche 1 and Tranche 2 conditions have been satisfied; and

b)	AGH secures an offtake agreement for the MHP on reasonable commercial terms.

In the event that a Performance Condition is satisfied, then none of the relevant Performance Shares shall be cancelled and they shall be treated as Shares. In the event that a Performance Condition is not satisfied within 36 months, then the relevant Performance Shares shall, subject to shareholder approval, be bought back for a nominal sum and cancelled.

The Parties agree to enter Into a buy back agreement to give effect to the above and the Vendors hereby appoint the Buyer to act as each of their attorney and sign such a Buy Back agreement on each of their behalf in the event it is necessary.

Performance Shares shall be treated equally to Shares in all other  respects.

The Vendors agree that in respect of any Performance Shares or Shares issued to them to be bound by the Constitution of the Buyer and the requirements of the Australian Stock Exchange's listing rules.

 Signing Page

Executed by Apaert Pty Ltd

/s/ Phoebe Neylon
Sole Director

Phoebe Neylon
Print full name of Director

Executed by Hest Pty Ltd

/s/ Susan Sommers
Sole Director	Director/Secretary

Susan Sommers
Print full name of Director	Print full name of Director/Secretary

Executed by Australian Green Hydrogen Pty Ltd

/s/ Phoebe Neylon
Sole Director

Phoebe Neylon
Print full name of Director

Executed as a deed by Hunter Energy Limited

/s/ James Myatt	/s/ Warren Kember
Sole Director	Director/Secretary

James Myatt	Warren Kember
Print full name of Director	Print full name of Director/Secretary